Capstone Green Energy Announces Its Direct Operations in the U.S. Western Region with the Acquisition of Cal Microturbine Territory

LOS ANGELES, CA / BUSINESS WIRE / August 14, 2025 – Capstone Green Energy Holdings, Inc. (the "Company” or “Capstone”) (OTCID: CGEH), the public successor to Capstone Green Energy Corporation, today announced that it has acquired one of its distributors, Cal Microturbine, LLC and its exclusive distribution territory. Capstone will now conduct the sales, aftermarket support, and service for customers in California, Hawaii, Nevada, Oregon, and Washington under the business unit, Capstone West Territory.

“This agreement to acquire Cal Microturbine sets the stage for Capstone to strengthen our market insight and deepen our connection with end users,” said Vince Canino, President and CEO of Capstone Green Energy. “By directly managing these key western states, we are better positioned to capitalize on the region’s accelerating demand for distributed energy solutions. This strategic move allows us to build deeper customer relationships, expand our market share, and drive long-term financial growth. We intend to ensure a seamless transition of sales and service operations that will safeguard the customer experience. Effective August 13, 2025, these operations became part of Capstone’s West Territory (CWT), operating under the Capstone Green Energy brand.

“From a financial perspective, this is designed to be an entirely self-funded strategic investment in a region with strong growth potential for new system sales, rentals, and long-term service agreements,” said John Juric, Chief Financial Officer of Capstone Green Energy. “The integration of these operations into Capstone is expected to be accretive to earnings and cash flow as we sell and service directly, improve operational efficiency, and create lasting value for our customers and shareholders alike.”

Capstone is taking proactive steps to ensure a smooth transition with minimal disruption to customers. All service, parts, and technical support requests in the territory will be coordinated through Capstone, while sales operations will be managed directly by a new sales leader to be announced in the coming weeks.

Customers in the Capstone West Territory can expect the same high-quality microturbine technology, enhanced access to Capstone’s Energy-as-a-Service offerings, and continued focus on operational efficiency, cost savings, and environmental benefits.

About Capstone Green Energy

For nearly four decades, Capstone Green Energy has been a leader in clean technology, pioneering the use of microturbines to revolutionize how businesses manage their energy needs sustainably. In collaboration with our global network of dedicated distributors, we have shipped over 10,600 units to 88 countries, helping customers significantly reduce their carbon footprints through high-efficiency, on-site energy systems and microgrid solutions.

Our commitment to a cleaner, more resilient energy future remains steadfast. Today, we offer a comprehensive range of microturbine products, from 65kW systems to multi-megawatt solutions, tailored to meet the specific needs of commercial, industrial, and utility-scale customers. In addition to our core microturbine technology, Capstone’s growing portfolio includes flexible Energy-as-a-Service (EaaS) offerings, such as build-own & transfer models, PPA’s, lease to own and rental solutions, are designed to provide maximum value and energy security.

Capstone’s fast, turnkey power rental solutions are designed for customers with limited capital budgets or short-term energy needs. For more information, please contact us at rentals@CGRNenergy.com.

In our pursuit of cutting-edge energy solutions, Capstone has forged strategic partnerships to expand our impact and capabilities. Through these collaborations, we proudly offer advanced technologies that leverage renewable gas and heat recovery solutions—further enhancing the sustainability, efficiency, and reliability of our clients' operations. These integrated offerings reflect our commitment to building a cleaner, more responsible energy future.

For more information about the Company, please visit www.CapstoneGreenEnergy.com. Follow Capstone Green Energy on Twitter, LinkedIn, Instagram, Facebook, and YouTube.

Cautionary Notes

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding the impact of the acquisition of Cal Microturbine on the Company’s earnings, cash flow, and operational efficiency. The Company has tried to identify these forward-looking statements by using words such as “expect,” “anticipate,” “believe,” “could,” “should,” “estimate,” “intend,” “may,” “will,” “plan,” “goal” and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: the Company being unable to achieve the anticipated benefits of the acquisition; the acquired business not performing as expected; the Company assuming unexpected risks, liabilities and obligations of the acquired business; transaction costs associated with the acquisition; the risk that disruptions from the acquisition will harm the parties’ businesses, including current plans and operations; the ability of the parties to retain and hire key personnel; potential adverse reactions or changes to business relationships resulting from the announcement of the completion of the acquisition; the Company’s liquidity position and ability to access capital; the Company’s ability to continue as a going concern; the Company’s ability to successfully remediate the material weaknesses in internal control over financial reporting; the Company’s ability to realize the anticipated benefits of its financial restructuring; the Company’s ability to comply with the restrictions imposed by covenants contained in the exit financing and the new subsidiary limited liability company agreement; the uncertainty associated with the imposition of tariffs and trade barriers and changes in trade policies; employee attrition and the Company’s ability to retain senior management and other key personnel; the Company's ability to develop new products and enhance existing products; product quality issues, including the adequacy of reserves therefor and warranty cost exposure; intense competition; financial performance of the oil and natural gas industry and other general business, industry and economic conditions; the impact of litigation and regulatory proceedings; the potential material adverse effect on the price of the Company’s common stock and stockholder lawsuits. For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Annual Report on Form 10-K. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

CONTACT:
Capstone Green Energy
Investor and investment media inquiries:
818-407-3628
ir@CGRNenergy.com